News Release

Firsthand Technology Value Fund Discloses Preliminary NAV of $27.43 Per Share as of March 31, 2014
Top Holdings Include Twitter, Facebook, IntraOp Medical, Turn, and Aliphcom

San Jose, CA, April 17,  2014 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, today disclosed its preliminary net asset value (NAV) of $27.43 per share, as of March 31, 2014.

The Fund also announced that its top five holdings as of March 31, 2014, were Twitter, Facebook, IntraOp Medical, Turn, and AliphCom.

1.
Twitter, Inc. (NYSE: TWTR) is an online social networking service that lets users send and receive 140-character messages (“tweets”). As of March 31, 2014, the Fund’s investment in Twitter consisted of 1,006,200 shares of common stock and represented approximately 17.0% of the Fund’s preliminary net assets.

2.
Facebook, Inc. (NASDAQ: FB) is an online social networking service with more than 1 billion monthly active users worldwide. As of  March 31, 2014, the Fund’s investment in Facebook consisted of 600,000 shares of common stock and represented approximately 14.5% of the Fund’s preliminary net assets.

3.
IntraOp Medical, Inc. is the manufacturer of the Mobetron, a medical device that is used to deliver intra-operative radiation to cancer patients. As of March 31, 2014, the Fund’s investment in IntraOp consisted of 20,300,000 shares of preferred stock and a debt security representing approximately 9.4% of the Fund’s preliminary net assets.

News Release

4.
Turn Inc. is a leading provider of advertising technology to Fortune 1000 marketers and their agencies. As of March 31, 2014, the Fund’s investment in Turn consisted of 1,798,562 shares of preferred stock and represented approximately 6.0% of the Fund’s preliminary net assets.

5.
AliphCom, Inc. designs and markets wearable technology and audio devices under the Jawbone brand. As of March 31, 2014, the Fund’s investment in AliphCom consisted of 2,128,005 shares of common stock and represented approximately 4.1% of the Fund’s preliminary net assets.

The Fund’s preliminary net assets as of March 31, 2014 also include cash of approximately $5.97 per share. As of that date, the Fund’s top five holdings constituted 51.0% of the Fund’s preliminary net assets. Complete financial statements and a detailed schedule of investments will be made available with the Fund’s quarterly report filing on Form 10-Q in May 2014.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

News Release

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com